	Current Debt	Shares Issuable	Shares Issuable	Shares Issuable	Shares Issuable	Shares Issuable
Note Holders	Outstanding	on Conversion	on Conversion	on Exercise	on Exercise	on Exercise
		of Old Note	of New Note	of Old Warrant	of New Warrant	of Additional Warrant
Dror	50,000	66,667	100,000	66,667	133,333	100,000
Bhansali	500,000	666,667	1,000,000	666,667	1,333,333	1,000,000
EGG Pension	100,000	133,333	200,000	133,333	266,667	200,000
Brokerage Service	100,000	133,333	200,000	133,333	266,667	200,000
Whalehaven	300,000	400,000	600,000	400,000	800,000	600,000
Brio	125,000	166,667	250,000	166,667	333,333	250,000
Excalibur	225,000	300,000	450,000	300,000	600,000	450,000
Semper Gestion	1,500,000	2,000,000	3,000,000	2,000,000	4,000,000	3,000,000
Castelrigg	2,500,000	3,333,333	5,000,000	3,333,333	6,666,667	5,000,000

Totals:	5,400,000.0	7,200,000	10,800,000	7,200,000	14,400,000	10,800,000